As filed with the Securities and Exchange Commission on April 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6035	13-2670991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

One Franklin Parkway

San Mateo, California 94403

(650) 312-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive office)

Leslie M. Kratter, Esq. Senior Vice President and Secretary Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403 (650) 312-2000	Please send copy of communications to: Jeffrey E. Tabak, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-12101

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Debt securities	$70,000,000	100%	$70,000,000	$5,663

(1)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-12101) (the “Prior Registration Statement”). In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($350,000,000) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of $70,000,000 is registered hereby.

(2)	$5,663 is paid pursuant to this Registration Statement. The remaining $120,690 of such amount is attributable to the amount carried forward from the Prior Registration Statement, for which a filing fee in such amount was paid at the time of registration.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-3 (Registration No. 333-12101) to which this Registration Statement relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The registrant hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-3 (File No. 333-12101), as amended and supplemented to date, filed with the Securities and Exchange Commission on September 16, 1996 and declared effective on October 9, 1996.

Item 16.    Exhibits

All exhibits filed with or incorporated by reference into Registration Statement No. 333-12101 are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith.

EXHIBITS

Exhibit Number	Exhibit Description

5	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in the Opinion filed as Exhibit 5).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on this 3rd day of April, 2003.

FRANKLIN RESOURCES, INC.

By:	/S/ CHARLES B. JOHNSON
Charles B. Johnson, Chairman, Chief Executive Officer and Member —Office of the Chairman

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Martin L. Flanagan, and Leslie M. Kratter or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form  S-3 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 3, 2003 in the capacities indicated.

Signature	Capacity	Date

/S/ CHARLES B. JOHNSON Charles B. Johnson	Chairman, Chief Executive Officer, Member—Office of the Chairman, and Director	April 3, 2003

/S/ HARMON E. BURNS Harmon E. Burns	Vice Chairman and Member—Office of the Chairman, and Director	April 3, 2003

/S/ CHARLES CROCKER Charles Crocker	Director	April 3, 2003

/S/ MARTIN L. FLANAGAN Martin L. Flanagan	President and Chief Financial Officer	April 3, 2003

/S/ ROBERT D. JOFFE Robert D. Joffe	Director	April 3, 2003

Name	Title	Date

/S/ GREGORY E. JOHNSON Gregory E. Johnson	President	April 3, 2003

/s/ RUPERT H. JOHNSON, JR. Rupert H. Johnson, Jr.	Vice Chairman, Member—Office of the Chairman, and Director	April 3, 2003

/s/ THOMAS H. KEAN Thomas H. Kean	Director	April 3, 2003

/s/ KENNETH A. LEWIS Kenneth A. Lewis	Vice President—Finance, Chief Accounting Officer and Treasurer	April 3, 2003

/s/ JAMES A. MCCARTHY James A. McCarthy	Director	April 3, 2003

/s/ CHUTTA RATNATHICAM Chutta Ratnathicam	Director	April 3, 2003

/s/ PETER M. SACERDOTE Peter M. Sacerdote	Director	April 3, 2003

/s/ ANNE M. TATLOCK Anne M. Tatlock	Vice Chairman, Member—Office of the Chairman, and Director	April 3, 2003

/s/ LOUIS E. WOODWORTH Louis E. Woodworth	Director	April 3, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in the Opinion filed as Exhibit 5).

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